As filed with the Securities and Exchange Commission on August 6, 1999
                                                Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              SOFTNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
               Delaware                                11-1817252
     (State or other jurisdiction            (IRS Employer Identification No.)
  of incorporation or organization)
              650 Townsend Street, San Francisco, California 94103
               (Address of principal executive offices) (Zip Code)

                              SOFTNET SYSTEMS, INC.

           OPTION GRANTS TO CERTAIN EMPLOYEES AND CONSULTANTS PURSUANT
                       TO WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plans)


                            Dr. Lawrence B. Brilliant
                Chairman of the Board and Chief Executive Officer
                              SOFTNET SYSTEMS, INC.
              650 Townsend Street, San Francisco, California 94103
                     (Name and address of agent for service)
                                 (415) 365-2500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


======================================== ==================== ==================== ========================= ================
                                                                   Proposed                Proposed
                    Title of                                        Maximum                Maximum
                   Securities                  Amount              Offering               Aggregate             Amount of
                     to be                      to be                Price                 Offering           Registration
                   Registered               Registered(1)          per Share                Price                Fee(2)

Option Grants to Employees
--------------------------
Common Stock                                 54,500 shares              $21.63(2)         $1,179,000(2)           $328

Option Grants to Consultants
----------------------------
Common Stock                                 90,000 shares               $8.93(2)           $804,375(2)           $224
=============================================================================================================================
                                                                              Aggregate Registration Fee:         $552
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the option grants made by the Registrant to certain employees and Consultants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.
================================================================================

                                     PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference

                  SoftNet Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission on January 13, 1999 as amended on Form 10-K/A on February 2, 1999 and March 4, 1999;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 1999, filed with the Commission on February 16, 1999 and May 17, 1999, respectively;

                  (c) The Registrant's Current Reports on Forms 8-K filed with the Commission on January 26, 1999, February 24, 1999, February 26, 1999, March 5, 1999, April 14,
                           1999,  April 27, 1999, July 7, 1999 and July 20, 1999
                           and the Registrant's Current Reports on Forms 8-K/A filed with the Commission on February 26, 1999 and March 12, 1999; and

                  (d) The Registrant's Registration Statement on Form 8-A/A, filed with the Commission on April 22, 1999, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability for (i) any breach of such director's duty of loyalty to the corporation, (ii) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorney fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

   Exhibit Number     Exhibit
   --------------     ----------------------------------------------------------
        4             Instruments Defining Rights of Shareholders.  Reference is
                      made to Registrant's  Registration Statement on Form 8-A/A which is incorporated herein by reference pursuant to Item
                      3(c).
        5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-4 of this
                      Registration Statement.
        99.1          Form of Stock Option Agreement
        99.2          Form of Notice of Grant of Stock Option
        99.3          List of Employees Receiving Stock Options
        99.4          Notice of Grant of Stock Option- Lalchandani*
        99.5          Notice of Grant of Stock Option- Rheingold*
        99.6          Notice of Grant of Stock Option- Kleeman*

         *            Denotes an option grant to a consultant.


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the option grants to certain employees and Consultants pursuant to written compensation agreements.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of August, 1999.


                                                    SOFTNET SYSTEMS, INC.

                                                    By: ------------------------
                                                        Douglas S. Sinclair
                                                        Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of SoftNet Systems, Inc., a Delaware corporation, do hereby constitute and appoint Douglas
S. Sinclair and Lawrence B. Brilliant and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                   Title                      Date
-----------------------------       ---------------------------    -------------

/s/ Lawrence B. Brilliant
-----------------------------
Lawrence B. Brilliant                Chairman of the Board and    August 6, 1999
                                      Chief Executive Officer


/s/ Ian B. Aaron
-----------------------------
 Ian B. Aaron                          Director and President     August 6, 1999


/s/ Douglas S. Sinclair
-----------------------------
 Douglas S. Sinclair                   Chief Financial Officer    August 6, 1999


/s/ Ronald I. Simon
-----------------------------
 Ronald I. Simon                     Vice Chairman of the Board   August 6, 1999


/s/ Edward A. Bennett
-----------------------------
 Edward A. Bennett                            Director            August 6, 1999



/s/ Sean P. Doherty
-----------------------------
 Sean P. Doherty                              Director            August 6, 1999



/s/ Robert C. Harris, Jr.
-----------------------------
 Robert C. Harris, Jr.                        Director            August 6, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              SOFTNET SYSTEMS, INC.

                                  EXHIBIT INDEX
   Exhibit Number     Exhibit
   --------------     ----------------------------------------------------------
        4             Instruments Defining Rights of Shareholders.  Reference is
                      made to Registrant's  Registration Statement on Form 8-A/A which is incorporated herein by reference pursuant to Item
                      3(c).
        5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-4 of this
                      Registration Statement.
        99.1          Form of Stock Option Agreement
        99.2          Form of Notice of Grant of Stock Option
        99.3          List of Employees Receiving Stock Options
        99.4          Notice of Grant of Stock Option- Lalchandani*
        99.5          Notice of Grant of Stock Option- Rheingold*
        99.6          Notice of Grant of Stock Option- Kleeman*

         *            Denotes an option grant to a consultant.